UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 04/16/2005

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-4694

DE	361004130
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

77 W. Wacker Dr., Chicago, IL 60601

(Address of Principal Executive Offices, Including Zip Code)

3123268000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 16, 2005, R. R. Donnelley & Sons Company (“Parent”) entered into an Agreement for the Sale and Purchase of The Astron Group Limited (the “Agreement”) with PPV Nominees Limited, David Mitchell, Richard Baker, Mark Haselden, Orbis Trustees Jersey Limited as trustees of the Nomad Trust, e-doc Group Employee Benefit Trustees Limited, Kay Smith, Mark Underwood, Thomas Roy Patterson, Kevin Woor, Anthony Hall, John Farmer, Michael Reed and RRD Inks Limited, an indirect wholly owned subsidiary of Parent (“Buyer”), pursuant to which Buyer will acquire the entire share capital of The Astron Group Limited (“Astron”)(the “Acquisition”). The aggregate amount of consideration to be paid by Buyer to Astron’s shareholders pursuant to the Acquisition is £279.6 million (approximately $531 million) (the “Cash Consideration”) payable in cash less certain costs, if any, actually incurred by Astron on behalf of its shareholders. Buyer will also assume approximately £240.5 million (approximately $457 million) of Astron debt pursuant to the Acquisition. If the Acquisition is not consummated by June 30, 2005, then from and including July 1, 2005 the Cash Consideration will be increased by an amount equal to interest calculated on a daily basis at an interest rate per year equal to two percent (2%) above LIBOR.

Consummation of the Acquisition is subject to the taking or not taking of certain regulatory actions by the European Commission.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(c)  Exhibits.

1.1 Agreement for the Sale and Purchase of The Astron Group Limited between R. R. Donnelley & Sons Company and PPV Nominees Limited, David Mitchell, Richard Baker, Mark Haselden, Orbis Trustees Jersey Limited as trustees of the Nomad Trust, e-doc Group Employee Benefit Trustees Limited, Kay Smith, Mark Underwood, Thomas Roy Patterson, Kevin Woor, Anthony Hall, John Farmer, Michael Reed and RRD Inks Limited, an indirect wholly owned subsidiary of R. R. Donnelley & Sons Company.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: April 21, 2005.	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Agreement for the Sale and Purchase of The Astron Group Limited between R. R. Donnelley & Sons Company and PPV Nominees Limited, David Mitchell, Richard Baker, Mark Haselden, Orbis Trustees Jersey Limited as trustees of the Nomad Trust, e-doc Group Employee Benefit Trustees Limited, Kay Smith, Mark Underwood, Thomas Roy Patterson, Kevin Woor, Anthony Hall, John Farmer, Michael Reed and RRD Inks Limited, an indirect wholly owned subsidiary of R. R. Donnelley & Sons Company.